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                                                                     Exhibit 8.1










                                 March 22, 1999



Main Place Funding, LLC
100 North Tryon Street
Charlotte, North Carolina 28255

     Re:  Main Place Funding, LLC
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel for Main Place Funding, LLC, a Delaware limited liability company (the "Company"), in connection with the issuance from time to time in one or more series of Mortgage-Backed Bonds (the "Bonds"). A Registration Statement on Form S-3 relating to the Bonds (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, the issuer with respect to a series of Bonds will be the Company. The Bonds are to be issued under and pursuant to the provisions of an Indenture between the Company and an independent trustee.

     We have examined the prospectus and the form of prospectus supplement contained in the Registration Statement (collectively, the "Prospectus") and such other documents and instruments as we have considered necessary for the purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that the discussion in the Prospectus under the caption "United States Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects and addresses all material United States federal income tax consequences of the acquisition, ownership and disposition of the Bonds in each series. The discussion, however, does not address all federal income tax consequences applicable to particular categories of investors that may be subject to special rules under the federal tax laws. In addition, we are of the opinion that the Bonds will be treated as indebtedness of the Company for federal income tax purposes.


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March 22, 1999
Page 2

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to Hunton & Williams in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Bonds under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,



                                                 /s/ HUNTON & WILLIAMS